Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL® ANNOUNCES FISCAL YEAR REVENUE OF $15.4 BILLION AND

NON-GAAP NET INCOME OF $2.1 BILLION, OR $8.53 PER SHARE1

For Fourth Quarter, Revenue of $3.7 Billion, Non-GAAP Net Income of

$477 Million, or $1.96 Per Share

IRVINE, Calif. — July 24, 2013 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $15.4 billion and net income of $1.7 billion, or $6.75 per share for fiscal year 2013, compared to fiscal 2012 revenue of $12.5 billion and net income of $1.6 billion, or $6.58 per share. On a non-GAAP basis, fiscal 2013 net income was $2.1 billion or $8.53 per share, compared to fiscal 2012 net income of $2.1 billion or $8.61 per share.1

For its fourth fiscal quarter ended June 28, 2013, the company reported revenue of $3.7 billion, hard-drive shipments of 59.9 million and net income of $416 million, or $1.71 per share. On a non-GAAP basis, net income was $477 million or $1.96 per share.2 In the year-ago quarter, the company reported revenue of $4.8 billion, net income of $745 million, or $2.87 per share, and shipped 71.0 million hard drives. Non-GAAP net income in the year-ago quarter was $872 million, or $3.35 per share.3

The company generated $684 million in cash from operations during the June quarter, ending with total cash and cash equivalents of $4.3 billion. For fiscal year 2013, the company generated $3.1 billion in cash from operations and its free cash flow totaled $2.2 billion.4 During the quarter, the company utilized $235 million to buy back 4.4 million shares of common stock. On May 15, the company declared a $0.25 per common share dividend, which was paid on July 15.

“I am pleased with our performance in fiscal year 2013 and the June quarter, reflecting our expanding participation in the storage market, including the cloud and personal storage as we address the ongoing growth in digital data,” said Steve Milligan, president and chief executive officer of Western Digital. “Our financial results were strong with significant free cash flow generation, we continued to forecast the market accurately and we had outstanding execution by our HGST and WD® subsidiaries.”

Western Digital® Announces Revenue of $15.4 Billion and

Non-GAAP Net Income of $2.1 Billion, or $8.53 Per Share 1

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 800-873-2156 in the U.S. or +1-402-220-4765 for international callers.

As reported in our Form 8-K filed on July 22, 2013, the Court of Appeals of the State of Minnesota reversed the decision of the District Court of Hennepin County, Minnesota, which had vacated a $630.4 million final arbitration award against the company and ordered a rehearing of certain claims in the arbitration between Western Digital and Seagate Technology, LLC. The financial information reported in this press release does not include any additional accrual for the arbitration award. Western Digital is reviewing the decision of the Minnesota Court of Appeals and will make a determination of whether or not to record an accrual in its results for the quarter ended June 28, 2013, after it completes its review.

About Western Digital

Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

Western Digital® Announces Revenue of $15.4 Billion and

Non-GAAP Net Income of $2.1 Billion, or $8.53 Per Share 1

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the company’s market participation and growth of digital data. These forward-looking statements are based on management’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on May 3, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speaks only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

[1]

Non-GAAP net income for fiscal 2013 consists of GAAP net income of $1.7 billion plus $193 million for amortization of intangibles related to the acquisition of HGST, $138 million for employee termination benefits and other charges and a net $106 million for tax-related matters and other unrelated charges. Non-GAAP earnings per share of $8.53 for fiscal 2013 is calculated by using the same 246 million diluted shares as is used for GAAP earnings per share. Non-GAAP net income for fiscal 2012 consists of GAAP net income of $1.6 billion plus $214 million of charges and expenses related to the flooding net of recoveries, $91 million for costs recognized upon the sale of acquired inventory that was written-up to fair value, $80 million related to restructuring, $63 million for amortization of intangibles related to the acquisition of HGST, $62 million of acquisition-related expenses, $7 million of litigation accruals, less $20 million of tax effects related to the aforementioned items. Non-GAAP earnings per share of $8.61 for fiscal 2012 is calculated by using the same 245 million diluted shares as is used for GAAP earnings per share.

[2]

Non-GAAP net income for the fourth quarter fiscal 2013 consists of GAAP net income of $416 million plus $46 million for amortization of intangibles related to the acquisition of HGST and $15 million for employee termination benefits and other unrelated charges. Non-GAAP earnings per share of $1.96 for the fourth quarter is calculated by using the same 243 million diluted shares as is used for GAAP earnings per share.

[3]

Non-GAAP net income for the fourth quarter fiscal 2012 consists of GAAP net income of $745 million plus $51 million for amortization of intangibles related to the acquisition of HGST, $80 million related to restructuring less a $4 million tax effect related to the restructuring. Non-GAAP earnings per share of $3.35 for the fourth quarter is calculated by using the same 260 million diluted shares as is used for GAAP earnings per share.

[4]	Free cash flow for fiscal 2013 consists of cash flows from operations of $3.1 billion less $952 million of capital expenditures.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Jun. 28, 2013	Jun. 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,309	$3,208
Accounts receivable, net	1,793	2,364
Inventories	1,188	1,210
Other	308	359

Total current assets	7,598	7,141
Property, plant and equipment, net	3,700	4,067
Goodwill	1,954	1,975
Other intangible assets, net	605	799
Other assets	179	224

Total assets	$14,036	$14,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,990	$2,773
Accrued expenses	522	482
Accrued compensation	453	376
Accrued warranty	114	171
Current portion of long-term debt	230	230

Total current liabilities	3,309	4,032
Long-term debt	1,725	1,955
Other liabilities	428	550

Total liabilities	5,462	6,537
Total shareholders’ equity	8,574	7,669

Total liabilities and shareholders’ equity	$14,036	$14,206

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	Jun. 28,	Jun. 29,	Jun. 28,	Jun. 29,
	2013	2012	2013	2012
Revenue, net	$3,728	$4,754	$15,351	$12,478
Cost of revenue	2,678	3,282	10,988	8,840

Gross profit	1,050	1,472	4,363	3,638

Operating expenses:
Research and development	402	406	1,572	1,055
Selling, general and administrative	180	178	706	518
Employee termination benefits and other charges	8	80	138	80
Charges related to flooding, net	—	—	—	214

Total operating expenses	590	664	2,416	1,867

Operating income	460	808	1,947	1,771
Net interest and other	(9)	(7)	(44)	(14)

Income before income taxes	451	801	1,903	1,757
Income tax provision	35	56	242	145

Net income	$416	$745	$1,661	$1,612

Income per common share:
Basic	$1.76	$2.93	$6.89	$6.69

Diluted	$1.71	$2.87	$6.75	$6.58

Weighted average shares outstanding:
Basic	236	254	241	241

Diluted	243	260	246	245

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Year Ended
	Jun. 28,	Jun. 29,	Jun. 28,	Jun. 29,
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$416	$745	$1,661	$1,612
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	302	339	1,233	825
Stock-based compensation	30	31	137	92
Deferred income taxes	(24)	(8)	35	34
Non-cash portion of employee termination benefits and other charges	3	61	19	61
Non-cash portion of charges related to flooding	—	—	—	119
Changes in operating assets and liabilities, net	(43)	(40)	34	324

Net cash provided by operating activities	684	1,128	3,119	3,067

Cash flows from investing activities
Purchases of property, plant and equipment	(136)	(324)	(952)	(717)
Acquisitions, net	—	15	(1)	(3,526)
Purchase of investments	—	—	(17)	—
Proceeds from sale of equipment	—	76	—	76

Net cash used in investing activities	(136)	(233)	(970)	(4,167)

Cash flows from financing activities
Employee stock plans, net	53	93	205	141
Repurchases of common stock	(235)	(604)	(842)	(604)
Dividends to shareholders	(60)	—	(181)	—
Repayment of debt	(57)	(558)	(230)	(908)
Proceeds from debt, net of issuance costs	—	—	—	2,775
Repayment of assumed debt	—	—	—	(585)

Net cash provided by (used in) financing activities	(299)	(1,069)	(1,048)	819

Effect of exchange rate changes on cash	—	5	—	(1)

Net increase (decrease) in cash and cash equivalents	249	(169)	1,101	(282)
Cash and cash equivalents, beginning of period	4,060	3,377	3,208	3,490

Cash and cash equivalents, end of period	$4,309	$3,208	$4,309	$3,208